Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 8 to the Registration Statement (No. 333-178836) on Form S-1 of Cancer Genetics, Inc. and subsidiary of our report dated March 13, 2012, relating to our audits of the consolidated financial statements, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ McGladrey LLP
Des Moines, Iowa
October 22, 2012